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                                                               EXHIBIT 2.2



                             CERTIFICATE OF MERGER
                                       OF
                            M ACQUISITION SUB, INC.,
                             A DELAWARE CORPORATION
                          (THE "MERGED COMPANY") INTO
                            MICROTEC RESEARCH, INC.,
                             A DELAWARE CORPORATION
                           (THE "SURVIVING COMPANY")


               (UNDER SECTION 251 OF THE GENERAL CORPORATION LAW
                           OF THE STATE OF DELAWARE)

         The Surviving Company hereby certifies that:

         1. The names and states of incorporation of the constituent corporations are as follows:

                 M Acquisition Sub, Inc., a Delaware corporation, and

                 Microtec Research, Inc., a Delaware corporation.

         2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the Merged Company and by the Surviving Company in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation is Microtec Research, Inc.

         4. The Certificate of Incorporation of the Merged Company in effect immediately prior to the effective time of the merger shall be the Certificate of Incorporation of the Surviving Company, except that Article I of such Certificate of Incorporation shall be amended to read as follows: "The name of the corporation is Microtec Research, Inc.".

         5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Company at 2350 Mission College Boulevard, Santa Clara, California 95054.

         6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Company on request and without cost to any stockholder of the Merged Company or the Surviving Company.

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         IN WITNESS WHEREOF, the Surviving Company has caused this certificate to be signed by Jerry Kirk, its President and Chief Executive Officer, and attested by Daniel E. Jaskolski, its Executive Vice President, Chief Operating Officer and Secretary on the _____ day of ___________, 1995.



                                       Microtec Research, Inc.
                                       a Delaware corporation


                                       By:_____________________________
                                          Jerry Kirk
                                          President and Chief Executive Officer

ATTEST:


By:________________________________
   Daniel E. Jaskolski
   Executive Vice President,
   Chief Operating Officer and
   Secretary





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